UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2007

(Date of Report: Date of earliest event reported)

Reflect Scientific, Inc.

(Exact name of registrant as specified in its charter)

Utah	000-31377	87-0642556
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

1270 South 1380 West, Orem, Utah 84058

 (Address of principal executive office)

Registrant's telephone number, including area code: (801) 226-4100

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 1.01 Entry into a Material Definitive Agreement.

On December 31, 2007, Reflect Scientific, Inc.’s, a Utah Corporation (the “Company”) board of directors approved an equity plan.  The equity plan known as the 2007 Equity Incentive Plan (the “Plan”) reserves up to 6,000,000 shares of the Company’s authorized common stock for issuance to officers, directors, employees and consultants under the terms of the Plan.  The Plan permits the board of directors to issue sock options and restricted stock.  The purpose of the Plan is to provide a means by which selected employees, directors and consultants to the Company, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of stock options and restricted shares.  The Company, by means of the Plan, seeks to retain the services of persons who are now employees, directors or consultants to the Company, to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

The board of directors believes the Plan will provide an effective means by which the Company can provide long term incentive to employees to remain with the Company and to help compensate such employees.  With limited resources, the Company’s salaries, at times, may not be as competitive as can be offered by larger companies.  The board of directors believes the addition of the Plan will help to further compensate employees without the need for additional cash compensation.  Additionally, the board believes the Plan will help keep employees tied to the long term success of the Company.  The Company intends to submit the Plan for approval at the next annual shareholders’ meeting

On December 31, 2007, in connection with the establishment of the Plan, the board also approved an initial grant of options to two officers, Kim Boyce and Tom Tait.  Mr. Boyce received 4,800,000 stock options and Mr. Tait received 200,000  options. Mr Boyce’s options were granted at an exercise price of $1.32 per share and have a term of five years.  Mr Tait’s options were granted at an exercise price of $1.20 per share and have a term of five years.  The board believed both officers are important to the long term success of the Company and both officers have been working at relatively low salaries for the amount of expertise they possess.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

               10.01                    Reflect Scientific, Inc. 2007 Equity Incentive Plan                   This Filing

               10.02                    Stock Option – Kim Boyce                                                          This Filing

               10.03                    Stock Option – Tom Tait                                                             This Filing

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Reflect Scientific, Inc.

By: /s/ Kim Boyce

Date: January 3, 2008                                                           Kim Boyce, Chief Executive Officer